SUBSCRIPTION AGREEMENT

HAZLO! TECHNOLOGIES, INC.
9181 S Antler Crest Drive

Mail:

PO Box 246
Vail, AZ 85641

Vail, AZ 85641

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ______________________________________________ (__________) shares of Common Stock of Hazlo! Technologies, Inc. (the "Company") at a price of $0.02 per Share (the "Subscription Price") in connection with the Company’s initial public offering.

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.  Purchaser understands that there will be no refund of any kind if the company is successful in selling all shares of the offering as described in the prospectus.

Purchaser further confirms that Ms. Alejandra J. De La Torre and/or Mr. Michael A. Klinicki solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Ms. De La Torre or Mr. Klinicki.

MAKE CHECK PAYABLE TO: U.S. Bank N.A. Escrow for Hazlo! Technologies, Inc.

The undersigned acknowledges that U.S. Bank National Association is acting only as an escrow agent in connection with the offering of the Interests described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Interests.

Executed this _____ day of ___________________, 201__

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__________________________________	_______________________________________
Signature of Purchaser
__________________________________

__________________________________	_______________________________________
Address of Purchaser	SSN or Tax ID of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_____________	X $0.02	=	US$___________________
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:_______	Check #: _________________	Other: ___________________

Company acceptance:

Hazlo! Technologies, Inc.

By: ________________________________________

Title: _______________________________________